UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
March 16, 2007
Quiksilver, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-14229 (Commission File Number)	33-0199426 (IRS Employer Identification Number)

15202 Graham Street, Huntington Beach, CA (Address of principal executive offices)	92649 (Zip Code)
Registrant’s telephone number, including area code:
(714) 889-2200

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On March 16, 2007, the stockholders of Quiksilver, Inc. (the “Company”), upon the recommendation of the Company’s Board of Directors, approved (i) the amendment of the Company’s Employee Stock Purchase Plan (“ESPP”) to increase the number of shares of common stock reserved for issuance under the ESPP by 900,000 shares and (ii) the amendment and restatement of the Company’s 2000 Stock Incentive Plan (the “2000 Plan”).
     The amendment and restatement of the 2000 Plan effected the following changes:
     (i) increased the number of shares of the Company’s common stock reserved for issuance under the 2000 Plan by 2,000,000 shares;
     (ii) authorized a restricted stock program and a restricted stock unit program under the 2000 Plan that provides for discretionary awards of restricted stock and restricted stock units to employees, non-employee Board members, consultants and other independent advisors that vest upon the satisfaction of specified service requirements, the attainment of designated performance goals and/or other criteria;
     (iii) eliminated the Salary Investment Option Grant and Director Fee Option Grant Programs previously authorized under the 2000 Plan;
     (iv) eliminated the financing provisions previously available under the 2000 Plan that allowed individuals to exercise their options or otherwise acquire shares of common stock by delivering promissory notes to the Company;
     (v) restructured the Automatic Option Grant Program in effect for new and continuing non-employee Board members to:
          (a) reduce the number of shares of common stock that will be subject to the stock option grants made to each non-employee Board member at each annual meeting of stockholders from 20,000 shares to 7,500 shares, and provide that such stock options will expire seven years from the date of grant, instead of ten years under the previous program,
          (b) provide for the award of 5,000 shares of restricted stock to each non-employee Board member at each annual meeting of stockholders, vesting over a three year period, beginning with the 2007 Annual Shareholders Meeting, provided that such individual has served as a non-employee director for at least six months, except that all non-employee directors received such restricted stock award at the 2007 Annual Shareholders Meeting, as well as the automatic stock option grant of 7,500 shares, without regard to the duration of the non-employee Board member’s prior Board service,
          (c) eliminate the initial grant of stock options to acquire 60,000 shares of common stock to newly appointed or elected non-employee Board members,
          (d) provide for the grant of fully-vested stock options to purchase 7,500 shares of common stock and the award of 5,000 shares of restricted stock, vesting over a three-year period, to newly appointed or elected non-employee Board members first appointed or elected, and
     (vi) effected various technical and clarifying revisions to facilitate the administration of the 2000 Plan.
     Copies of the Company’s Employee Stock Purchase Plan, as amended, and 2000 Stock Incentive Plan, as amended and restated, are attached hereto as Exhibits 10.1 and 10.2.
Item 9.01 Financial Statements and Exhibits
(c)	Exhibits
             The following exhibits are being furnished herewith:

Exhibit No.	Exhibit Title or Description

10.1	Quiksilver, Inc. Employee Stock Purchase Plan (as amended and restated March 16, 2007)

10.2	Quiksilver, Inc. Amended and Restated 2000 Stock Incentive Plan (as amended and restated March 16, 2007)
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 16, 2007	Quiksilver, Inc. (Registrant)
	By:	/s/ Steven L. Brink
Steven L. Brink
Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit No.	Exhibit Title or Description

10.1	Quiksilver, Inc. Employee Stock Purchase Plan (as amended and restated March 16, 2007)

10.2	Quiksilver, Inc. Amended and Restated 2000 Stock Incentive Plan (as amended and restated March 16, 2007)

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